1 CENTERPOINT ENERGY, INC STOCK PLAN FOR OUTSIDE DIRECTORS (As Amended and Restated Effective April 26, 2018) Second Amendment WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the "Company"), established and maintains the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated effective April 26, 2018 (the "Plan"); WHEREAS, the Plan was amended effective April 20, 2020, by the First Amendment to the Plan; WHEREAS, the Board of Directors of the Company has reserved the right under Section 6.1 to amend the Plan, subject to prior approval by the Company's shareholders to the extent such approval is determined to be required by applicable legal and/or stock exchange requirements; WHEREAS, the Company desires to amend the Plan to increase the number of shares of common stock of the Company ("Common Stock") available for issuance and delivery under the Plan by 350,000 shares; and WHEREAS, an increase in the number of shares of Common Stock available under the Plan by 350,000 shares is subject to approval by the shareholders of the Company in accordance with applicable New York Stock Exchange regulations; NOW, THEREFORE, in consideration of the foregoing, subject to approval by the shareholders of the Company at the April 16, 2025 Annual Meeting of Shareholders of the Company, effective as of April 16, 2025, (i) the number of shares of Common Stock available for issuance and delivery under the Plan is hereby increased by 350,000 shares and (ii) the first sentence of Section 3.1 of the Plan is amended to read as follows: "The aggregate number of shares of Common Stock which may be issued or delivered under this Plan shall not exceed 1,400,000 shares, subject to adjustment as hereinafter provided." IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 14th day of February, 2025, and effective as set forth above. CENTERPOINT ENERGY, INC. By /s/ Jason P. Wells Jason P. Wells President and Chief Executive Officer

2 ATTEST: /s/ Vincent A. Mercaldi Vincent A. Mercaldi Corporate Secretary